EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Pilgrim’s Pride Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333‑74984; 333-111929; 333-163639; 333-179563; 333-182586 and 333-186934) on Form S-8 of Pilgrim’s Pride Corporation of our reports dated February 15, 2018, with respect to the consolidated and combined balance sheets of Pilgrim’s Pride Corporation as of December 31, 2017 and December 25, 2016, and the related consolidated and combined statements of income, comprehensive income, stockholders’ equity, and cash flows for the fifty-three weeks ended December 31, 2017, the fifty-two weeks ended December 25, 2016, and the fifty-two weeks ended December 27, 2015, and the related financial statement schedule II, and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Pilgrim’s Pride Corporation.
/s/ KPMG LLP
Denver, Colorado
February 15, 2018